                                                                    Exhibit 16.1

March 23, 2004

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.   20549

Dear Sirs/Madams:

We have read Item 4 of Datatec Systems, Inc.'s Form 8-K dated March 17, 2004, and have the following comments:

1.   We agree  with the  statements  made in the  first  sentence  of the  first paragraph, and the statements made in the second and third paragraphs.

2.   We have no basis on which to agree or disagree with the statements  made in the second and third sentences of the first paragraph.

Yours truly,

/s/DELOITTE & TOUCHE LLP